                               SUBSIDIARY GUARANTY

              THIS SUBSIDIARY GUARANTY (the "Guaranty"), dated as of February __, 1996, is made, jointly and severally, by each of the parties listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing signature pages hereof (each a "Guarantor" and collectively the "Guarantors") in favor of and for the benefit of Banque Paribas, as agent (the "Agent") for itself, the co-agents and the banks (such banks, together with their respective successors and assigns, collectively called, the "Banks") party to the Credit Agreement (as hereinafter defined), any L/C Providers (as defined in the Credit Agreement) and any Interest Rate Providers (as defined in the Credit Agreement). All capitalized terms used herein but not defined herein shall have the meanings attributed to such terms in the Credit Agreement.

                              W I T N E S S E T H:

              WHEREAS, Jacor Communications, Inc. (the "Company"), the Agent, the Co-Agents (as defined therein) and the Banks are entering into that certain Credit Agreement, dated as of the date hereof (as modified, supplemented, amended, extended, supplanted or restated from time to time, the "Credit Agreement");

              WHEREAS, the Credit Agreement requires the Company to enter into certain Rate Hedging Agreements (as defined in the Credit Agreement) with Interest Rate Providers;

              WHEREAS, each of the Guarantors is a wholly-owned direct or indirect Subsidiary of the Company and
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each expects to realize substantial direct and indirect benefits as a result of the Company entering into the Credit Agreement and the Rate Hedging Agreements;

              WHEREAS, the execution and delivery of this Guaranty is a condition precedent to the availability of credit under the Credit Agreement; and

              NOW, THEREFORE, in consideration of the foregoing, to induce the Agent, each Co-Agent, each Bank, each L/C Provider and each Interest Rate Provider to enter into the Credit Agreement, the Citicasters L/C Documents and Rate Hedging Agreements, respectively, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree as follows:

              1. Guaranty. Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, upon acceleration or otherwise) of (i) all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all other obligations of the Company to the Banks or to any Bank, the Agent, any Co-Agent, any L/C Provider or any Interest Rate Provider (including all such amounts which would become due but for the operation of the automatic stay under
Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. Sections 362(a)), and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code, 11 U.S.C. Sections 502(b) and Sections 506(b)) now existing or hereafter incurred under, arising out of or in connection with the Loan Documents, including, without limitation, any amendments to such Loan Documents which may increase the obligations of the Guarantors guaranteed hereunder and (ii) all obligations of the Company (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. Sections 362(a), and the operation of


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Sections 502(b) and 506(b) of the Federal Bankruptcy Code, 11 U.S.C. Sections
502(b) and Sections 506(b)) now existing or hereafter incurred under or arising out of or in connection with the Citicasters L/C Documents including, without limitation any amendments to the Citicasters L/C Documents which may increase the obligations of the Guarantors guaranteed hereunder (all such principal, interest, fees, obligations and liabilities being collectively referred to herein as the "Guaranteed Debt"). All payments by each Guarantor under this Guaranty shall be made on the same basis as (i) payments made by the Company under the Credit Agreement, (ii) subject to any intercreditor agreement in effect from time to time, payments made to any L/C Provider under the applicable Citicasters L/C Documents and (iii) payments made to any Interest Rate Provider under the applicable Rate Hedging Agreement. Notwithstanding anything to the contrary contained herein, the maximum liability of any Guarantor under this Guaranty shall be $1.00 less than the greater of (a) the amount that would render such Guarantor insolvent if this Guaranty were to be enforced in full as of the date hereof and (b) the amount that would render such Guarantor insolvent on the date this Guaranty is enforced against such Guarantor. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of the Guarantors hereunder.

              2. Waiver. Each Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Guaranteed Debt or any part thereof. Each Guarantor further waives presentment, protest, notice, demand, or action on delinquency in respect of the Guaranteed Debt or any part thereof, including any


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right to require the Agent, any Co-Agent, any Bank, any L/C Provider or any
Interest Rate Provider to sue the Company, any other Guarantor, or any other guarantor or other Person obligated with respect to the Guaranteed Debt or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Guaranteed Debt or any part thereof.

              3. Certain Rights of Agent, Co-Agents, Banks, any L/C Providers and Interest Rate Providers. The validity and enforceability of this Guaranty shall not be impaired or affected by any of the following, whether occurring before or after receipt by the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider of any notice of termination of this Guaranty and each Guarantor hereby expressly waives any and all defenses now or hereafter arising or asserted by reason of: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Debt or any part thereof or any agreement relating thereto (other than any agreement between the Agent, the Co-Agents, the Banks or the L/C Providers and one or more Guarantor specifically modifying or amending the terms of this Guaranty) at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Debt or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Guaranteed Debt or any part thereof or any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Debt or any part thereof, any other guaranties with respect to the Guaranteed Debt or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Debt or any part thereof; (e) the


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
unenforceability or invalidity of the Guaranteed Debt or any part thereof or the lack of genuineness, unenforceability or invalidity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Debt or any part thereof; (f) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, any part thereof or amounts which are not covered by this Guaranty even though the Agent, a Co-Agent, a Bank, any L/C Provider or an Interest Rate Provider might lawfully have elected to apply such payments to any part or all of the Guaranteed Debt or to amounts which are not covered by this Guaranty; (g) any disability or other defense of any of the Company or any other Guarantor with respect to the Guaranteed Debt; (h) the unenforceability or invalidity of any security or guaranty for the Guaranteed Debt or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Debt; (i) the cessation for any cause whatsoever of the liability of any of the Company or any other Guarantor (other than by reason of the full payment and performance of all Guaranteed Debt); (j) any failure of the Agent to marshall assets in favor of any Guarantor or any other Person; (k) any failure of the Agent to give notice of sale or other disposition to any Guarantor or any defect in any notice that may be given in connection with any sale or disposition; (l) any act or omission of the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider or others that directly or indirectly results in or aids the discharge or release of any of the Company or any other Guarantor or the Guaranteed Debt or any other security or guaranty therefor by operation of law or otherwise; (m) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or Guarantor's obligation in proportion to the principal obligations; or (n) any other circumstance which might otherwise constitute a defense available to, or a dis-


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charge of, any Guarantor, all whether or not any Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (n) of this paragraph.

              4. Absolute Guaranty. The obligations of each Guarantor under this Guaranty are joint and several and are absolute, irrevocable and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, without limitation: (a) any action or inaction by the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider contemplated in Section 3 of this Guaranty; or (b) the existence of any other guaranties of the Guaranteed Debt, whether or not such other guaranties have been acted upon in any way. This Guaranty is a primary obligation of each Guarantor.

              5. Waiver of Rights of Subrogation, etc. Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider against the Company or any other Guarantor or any collateral which the Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guaranteed


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Debt shall not have been paid in cash in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers, and shall forthwith be paid to the Agent to be credited and applied upon the Guaranteed Debt, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement, the Citicasters L/C Documents and the Rate Hedging Agreements and that the waiver set forth in this
Section is knowingly made in contemplation of such benefits. Each Guarantor waives any benefit of the collateral, if any, which may from time to time secure the Guaranteed Debt or any part thereof and authorizes the Agent, the Co-Agents, the Banks and the L/C Providers to take any action or exercise any remedy with respect thereto, which the Agent, the Co-Agents, the Banks and the L/C Providers in their sole discretion shall determine, without notice to any Guarantor. In the event the Agent, the Co-Agents, the Banks or the L/C Providers in its or their sole discretion elect to give notice of any action with respect to the collateral, if any, securing the Guaranteed Debt or any part thereof, ten days' written notice mailed to a Guarantor by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice. Each Guarantor hereby irrevocably waives any and all claims such Guarantor may have against the Company for any indebtedness or other obligation of the Company to such Guarantor now existing or hereafter incurred.

              6. Representations and Warranties of Guarantors. Each Guarantor makes the following representations, warranties and agreements:

                      (a) Such Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all


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requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                      (b) Such Guarantor has the corporate power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by such Guarantor of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

                      (c) Except as provided in Section 5.3 of the Credit Agreement, neither the execution and delivery by such Guarantor of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor or its articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which such Guarantor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of such Guarantor pursuant to the terms of any such indenture, instrument or agreement, except any violation, default or Lien which would not have a material adverse effect on the business, financial condition or operations of such Guarantor. Except as provided in Section 5.3 of the Credit Agreement, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to


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authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty, other than the filing, within the period established by applicable law, of this Guaranty with the FCC.

              7. Continuing Guaranty, etc. This Guaranty shall remain in full force and effect until the indefeasible payment in full of all of the Guaranteed Debt. No failure or delay on the part of the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider in exercising any right, power or privilege hereunder and no course of dealing between any Guarantor, the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider or the holder of any note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider or the holder of any Note would otherwise have. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, any Co-Agent, any Bank, any L/C Provider or any Interest Rate Provider or the holder of any Note to act in any circumstances without notice or demand. Credit may be granted or continued from time to time by any Bank, any L/C Provider or any Interest Rate Provider to the Company without notice to or authorization from any Guarantor regardless of the Company's financial or other condition at the time of any such grant or continuation. Neither the Agent, any Co-Agent, any Bank, any L/C Provider nor any Interest Rate Provider shall have any obligation to disclose or discuss with any Guarantor its assessment of the financial condition of the Company.


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
              8. Successors, Assigns. This Guaranty shall be binding upon each Guarantor and its respective successors and assigns and shall inure to the benefit of the Banks, the Co-Agents, the Agent, any L/C Provider and any Interest Rate Providers and their respective successors and assigns, provided, however, that, except as permitted by Section 6.12 of the Credit Agreement, no Guarantor may transfer, or otherwise assign, any of its obligations hereunder without the prior written consent of the Banks and the L/C Providers.

              9. Amendment, Waiver. Neither this Guaranty nor any provision hereof may be amended, waived, discharged or terminated except as provided in
Section 8.2 of the Credit Agreement.

              10. Credit Agreement. Each Guarantor acknowledges that an executed (or conformed) copy of the Credit Agreement has been made available to its principal executive officers and such officers are familiar with the contents thereof.

              11. Setoff, etc. In addition to, and without limitation of, any rights of the Banks, any L/C Providers and any Interest Rate Providers under applicable law, if the Company becomes insolvent, however evidenced, or any Default or any default under any of the Citicasters L/C Documents exists, any indebtedness from any Bank or any Interest Rate Provider to any Guarantor (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the obligations owing to such Bank or Interest Rate Provider, whether or not the Guaranteed Debt, or any part thereof, shall then be due.

              12. Notices. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Article XIII of


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the Credit Agreement, provided that, for this purpose, the address of each
Guarantor shall be the one specified opposite its signature below.

              13. Liability of Agent, Co-Agents, Banks, L/C Providers Interest Rate Providers, etc. If any claim is ever made upon the Agent, any Co-Agent, any Bank, any L/C Provider and Interest Rate Provider or the holder of any Note for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Debt and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Company), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Company, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

              14. CHOICE OF LAW; CONSENT TO JURISDICTION. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.

              15. Expenses. Each Guarantor agrees to pay all reasonable costs, fees and expenses (including rea-


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sonable attorneys' fees and time charges and attorneys for the Agent, the
Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers, which attorneys may be employees of the Agent, any Bank and any Interest Rate Providers) incurred by the Agent, the Co-Agents, the Banks, any L/C Providers and any Interest Rate Providers in collecting or enforcing the Guarantors' obligations under this Guaranty.

              16. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

              17. Section Captions. Section captions used in this Guaranty are for convenience of reference only and shall not affect the construction of this Guaranty.

              18. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

              19. Joinder. Any other Person may become a Guarantor under and become bound by the terms and provisions hereof by executing and delivering to the Agent a counterpart signature page hereto substantially in the form of Appendix I hereto.

              20. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY. EACH GUARANTOR AC-


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KNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR
THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, THE CO-AGENTS, THE BANKS, ANY L/C PROVIDERS AND ANY INTEREST RATE PROVIDERS TO ENTER INTO THE CREDIT AGREEMENT, THE CITICASTERS L/C DOCUMENTS AND RATE HEDGING AGREEMENTS, RESPECTIVELY.



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              IN WITNESS WHEREOF, each Guarantor has caused this Subsidiary
Guaranty to be executed and delivered as of the date first above written.

Address for each Guarantor:

1300 PNC Center                      JACOR BROADCASTING OF FLORIDA, INC.
201 East Fifth Street
Cincinnati, Ohio  45202
Attn:  R. Christopher Weber

                                     By:
                                        ----------------------------------------
                   Name:
                   Title:


                                     JACOR BROADCASTING OF ATLANTA, INC.


                                     By:
                                        ----------------------------------------
                   Name:
                   Title:


                                     JACOR BROADCASTING OF KNOXVILLE, INC.


                                     By:
                                        ----------------------------------------
                   Name:
                   Title:


                                     JACOR BROADCASTING OF COLORADO, INC.


                                     By:
                                        ----------------------------------------

                   Name:
                   Title:


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
                                     JACOR BROADCASTING OF TAMPA BAY, INC.


                                     By:
                                        ----------------------------------------
                   Name:
                   Title:


                                     JACOR BROADCASTING OF ST. LOUIS, INC.


                                     By:
                                        ----------------------------------------
                   Name:
                   Title:


                                     JACOR CABLE, INC.


                                     By:
                                        ----------------------------------------
                   Name:
                   Title:


                                     GEORGIA NETWORK EQUIPMENT, INC.


                                     By:
                                        ----------------------------------------
                   Name:
                   Title:


                                     JACOR BROADCASTING CORPORATION

                                     By:
                                        ----------------------------------------
                   Name:
                   Title:


                                     BROADCAST FINANCE, INC.


                                     By:
                                        ----------------------------------------
                   Name:
                   Title:


                                     CHESAPEAKE SECURITIES, INC.


                                     By:
                                        ----------------------------------------
                   Name:
                   Title:


                                     OIA BROADCASTING L.L.C.


                                     By:
                                        ----------------------------------------
                   Name:
                   Title:


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
                        Appendix I to Subsidiary Guaranty

                     [Form of Counterpart Signature Page to
                              Subsidiary Guaranty]

              By signing below, [each of] the undersigned becomes a Guarantor under the Subsidiary Guaranty dated as of February , 1996, to which this signature page is attached and is made a part, and is bound by the terms thereof.


                                        [Guarantor]


Date:                                   By:
     --------------------------------      -------------------------------------
                         Name:
                         Title:


                                        [Guarantor]


Date:                                   By:
     --------------------------------      -------------------------------------
                         Name:
                         Title: